UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX	77087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2014, Arthur G. Dauber notified American Electric Technologies, Inc. (the “Company”) of his decision to retire from the Board of Directors and as Chairman thereof and to not stand for re-election to the Board at the Company’s 2014 Annual Meeting of Stockholders. Mr. Dauber will continue to serve as Chairman and a Director of the Company through the 2014 Annual Meeting of Shareholders, which is scheduled to be held May 14, 2014. Following his resignation as Chairman Mr. Dauber will continue to provide his services to the Company as an employee focusing on international joint ventures.

Item 8.01 Other Events.

On February 10, 2014 the Company issued a press release announcing the retirement of Arthur G. Dauber as Director and Chairman of the Company. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated February 10, 2014 announcing the retirement of Arthur G. Dauber as Director and Chairman of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2014	AMERICAN ELECTRIC TECHNOLOGIES, INC.

	By:	/s/ Charles M. Dauber
Charles M. Dauber
President and CEO

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 10, 2014 announcing the retirement of Arthur G. Dauber as Director and Chairman of the Company.